ALEXANDER & BALDWIN, INC.

2007 INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 2

The Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan, effective as of April 26, 2007 (the “Plan”), is hereby amended, effective December 13, 2007, as follows:

1.         Paragraph Q of the Appendix to the Plan, which is the definition of “Good Reason,” is hereby amended in its entirety to read as follows:

Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

-          Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

-          In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation after the occurrence of any of the following events effected without such individual’s consent: (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a relocation of such individual’s principal place of employment by more than fifty (50) miles, (C) a reduction in his or her level of compensation, as measured in terms of base salary, fringe benefits and target annual incentive payment, by more than ten percent (10%) or (D) the failure by the Corporation to continue in effect any stock option or other equity-based plan in which Participant is participating, or in which Participant is entitled to participate, immediately prior to a change in control of the Corporation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or the failure by the Corporation to continue Participant’s participation therein (or in such substitute or alternative plan) on a substantially equivalent basis, both in terms of the amount or timing of payment of benefits provided and the level of Participant’s participation relative to other participants, as existed immediately prior to the change in control of the Corporation.

2.         Except as modified by this Plan Amendment, all the terms and provisions of the Plan as in effect immediately prior to this Plan Amendment shall continue in full force and effect.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly-authorized officers on this 13th day of December 2007.

ALEXANDER & BALDWIN, INC.

By /s/ Son-Jai Paik

Its Vice President

By /s/ Alyson J. Nakamura

Its Secretary